UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

Golf Rounds.com, Inc.

(Name of Registrant as Specified in its Charter)

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[   ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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3) Filing Party:___________________________________________

4) Date Filed:___________________________________________

Golf Rounds.com, Inc

111 Village Parkway

Building #2

Marietta, GA 30067

INFORMATION STATEMENT

Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

Approximate Date of Mailing: August 12, 2013

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by the Board of Directors of Golf Rounds.com, Inc. (the “Company”) to the stockholders of record of the Company’s common stock at the close of business on July 26, 2013 (the “Record Date”), and is being sent to you to inform you of action which has been approved by the holders of a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following action:

1.

To amend our Articles of Incorporation to change the name of the Corporation to “Fuse Medical, Inc.”

2.

To amend our Articles of Incorporation to complete a 1 for 14.62 reverse stock split of our common stock.

3.

To amend our Articles of Incorporation to increase the authorized capital stock to 500,000,000 shares of common stock, par value $.001 per share and 20,000,000 shares of preferred stock, par value $.001 per share.

Our Board of Directors unanimously adopted and approved the proposal on July 24, 2013, and on or about July 24, 2013, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding shares with the right to vote on these matters. No other votes were required to adopt the Amendment and none are being solicited hereunder.  A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit “A”.

This Information Statement is first being mailed or furnished to stockholders on or about August 12, 2013, and the Amendment described herein will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

OUTSTANDING SECURITIES AND VOTING RIGHTS

As of July 26, 2013, the Company had authorized: (1) twelve million (12,000,000) shares of common stock, $0.01 par value, 5,848,185 of which were issued and outstanding, and (2) no shares of preferred stock.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders.  However, under Delaware law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action.  The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s outstanding common stock.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by the Delaware General Corporation Law.  That law provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its stockholders holding a majority of the Company's voting power.

The action described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company's stockholders.

NO DISSENTERS' RIGHTS

Delaware law does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

THE AMENDMENT

General

The Board has approved, and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to amend the Company's Articles of Incorporation (i) to change the name of the Company to Fuse Medical, Inc., (ii) to effectuate a 1 for 14.62 reverse stock split of the Company’s common stock and (iii) to increase the Company’s authorized capitalization from 12,000,000 shares of common stock, par value $.01 per share, to 500,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.

A copy of the Articles of Amendment effecting the name change, reverse stock split and increase in capitalization, in substantially the form to be filed with the Secretary of State of Delaware, is attached to this Information Statement as Exhibit “A”.  The stockholders owning a majority of the issued and outstanding shares of the Common Stock have consented to the reverse stock split and increase in capitalization, which will become effective on or about August 25, 2013 (the "Effective Date").

The Company has taken all action required under Delaware law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Delaware law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken promptly after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Certificate of Amendment filed with the Delaware Secretary of State will not become effective until the Effective Date, after the expiration of the 20-calendar day period.

Stockholder Approval Previously Obtained

As of July 26, 2013, the Company had 5,848,185 issued and outstanding shares of Common Stock and no issued and outstanding shares of Preferred Stock.  Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

By written consent dated July 24, 2013 the stockholders owning a majority of the outstanding stock entitled to vote have approved the adoption and implementation of the Amendment.  Such action is sufficient to satisfy the applicable requirements of Delaware law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

Purpose and Effect of Reverse Stock Split and Increase in Capital

The name change, 1 for 14.62 reverse stock split and the increase in authorized capital is required in connection with the Company’s recent proposed acquisition of PH Squared LLC, dba PharmHouse Pharmacies (“PharmHouse”).  On July 26, 2013 the Company executed an Agreement and Plan of Merger between the Corporation and PharmHouse for the acquisition by shareholders of PharmHouse of approximately 90% stock interest in the Company.

The terms of the acquisition are substantially as follows:

The Agreement requires that the Company change its name, complete a 1 for 14.62 reverse split of the Company’s common stock and increase the authorized capitalization.  Upon completion of the reverse stock split, the Company will have approximately 400,000 shares of common stock outstanding.  Pursuant to the acquisition, the Company will issue to PharmHouse shareholders 3,600,000 shares of Company common stock.

Potential antitakeover effects

The reverse stock split and increase in capitalization is likely to result in further issuances pursuant to financing which would dilute the ownership of current owners.  Such an action could discourage, delay or prevent, an attempt to acquire control of the Company.  For example, the shares could be privately placed with purchasers who might support the Company's Board of Directors in opposing a hostile takeover bid.  The issuance of the new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's articles of incorporation or bylaws.  To the extent that it impedes any such attempts, the issuance of shares following the adoption of the amendment may serve to perpetuate existing management.  While the amendment may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Company's Board of Directors or management.  Although under Delaware law our Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of its shareholders, its Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of its shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

EFFECTIVENESS OF AMENDMENT

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing stock entitled to vote on matters submitted to the stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s common stock as of July 26, 2013.  The table shows the amount of shares owned by each person known to the Company who will own beneficially more than five percent of the outstanding shares of any class of the Company’s stock, based on the number of shares outstanding of 5,848,185 at July 26, 2013; and all of its Directors and Executive Officers as a group.  This chart does not give effect to the proposed reverse stock split or to the proposed issuance of securities to PharmHouse.

Name of Person or Group	Number of Shares Beneficially owned[1]	Percent of Shares Beneficially Owned2 (Before Offering)
Robert H. Donehew 111 Village Parkway Building 2 Marietta, GA 30067	1,721,428(3)	28.4%
Paul O. Koether 6808 Mystic Woods Lane Colleyville, TX 76034	484,690(4)	8.3%
Shamrock Associates 211 Pembrook Road Far Hills, NJ 07931	409,470(5)	7.0%
Ronald I Heller 74 Fairview Rd Tenafly, NJ 07670	325,980(6)	5.6%
Harold Woolfolk 4500 E Sam Houston Pkwy So, Ste 100 Pasadena, TX 770505	444,444	7.6%
R.D. Garwood 111 Village Parkway Building 2 Marietta, GA 30067	432,000	7.4%
All Directors and Officers as a Group (1 person)	1,721,428(3)	28.4%

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

(2) The percentage of shares owned is based on approximately 5,848,186 shares of common stock outstanding as of July 24, 2013.  Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.

(3) Includes 100,000 shares of common stock owned by Donehew Fund Limited Partnership, of which Donehew Capital LLC, a Georgia limited liability company, is the general partner.  Mr. Donehew is the manager of Donehew Capital LLC.  Also includes 215,000 shares of common stock issuable upon exercise of exercisable options.

(4) Includes 209,470 shares of common stock beneficially owned by Shamrock Associates, of which Mr. Koether is the general partner, 200,000 shares held by Asset Value Holdings, Inc., of which Mr. Koether is President, 7,166 shares owned by Sun Equities Corporation, of which Mr. Koether is Chairman and a principal stockholder; 1,666 shares held by Mr. Koether’s IRA, 20,000 shares owned by Mr. Koether’s wife; and 15,000 shares held in discretionary accounts for Mr. Koether’s brokerage customers.

(5) Includes 200,000 shares of common stock held by Asset Value Holding, of which Shamrock Associates is the ultimate parent. Shamrock Associates disclaims beneficial ownership of these shares.

(6) Includes 144,615 shares of common stock held of record by the Ronald I. Heller Revocable Trust dated 12/23/97 (“Ronald Trust”), 144,615 shares of common stock held of record by the Joyce L. Heller Revocable Trust dated 12/23/97 (“Joyce Trust”) and 36,750 shares of common stock held of record by the Delaware Charter Guarantee & Trust Co., for the benefit of the Ronald I. Heller IRA (“Ronald IRA”). Joyce L. Heller does not directly own any shares of common stock. As the co-trustee of the Ronald Trust and Joyce Trust, Joyce has shared voting and dispositive power over the shares held in such trusts. Although Joyce disclaims any voting or dispositive power over the 36,750 shares of common stock held for the benefit of the Ronald IRA, which Ronald has sole voting and dispositive power over, Joyce may be deemed to beneficially own such shares pursuant to interpretations of the Securities and Exchange Commission.

OTHER ACTION

No other action was taken or authorized by the stockholders’ written consent to corporate action to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement.  Although there is no formal agreement to do so, the Company may reimburse attorneys, banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders.  The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

By Order of the Board of Directors

/s/ Robert H. Donehew

Robert H. Donehew, President, Treasurer, Secretary and Director

Exhibit “A”

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GOLF ROUNDS.COM, INC.

(a Delaware Corporation)

I, Robert H. Donehew, hereby certify that:

1.

I am the Secretary and President of Golf Rounds.com, Inc., a Delaware corporation (the “Corporation”).

2.

Article FIRST of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware on July 1, 1999 is hereby amended to read as follows:

"

FIRST.

The name of the Corporation is Fuse Medical, Inc.

3.

Article FOURTH of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware on July 1, 1999, is hereby amended to read as follows:

“

FOURTH.  Capital Stock

A.

Number and Designation.  The corporation shall have authority to issue 520 million shares of capital stock of which 500 million shall be shares of common stock, par value $0.001 per share ("Common Stock") and 20 million shall be shares of preferred stock, par vale $0.001 per share ("Preferred Stock").   Upon payment of consideration such shares shall be deemed to be fully paid and nonassessable.  Effective as of July 26, 2013, the shares of common stock issued and outstanding shall be subject to a 1 for 14.62 reverse stock split.

B.

Common Stock.  Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

C.

Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Delaware.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

4.

The foregoing amendment of Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

5.

The foregoing amendment of Certificate of Incorporation has been duly approved by a majority of the shareholders of the Corporation.

I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.

Dated:   September 2, 2013

_______________________________

Robert H. Donehew

President and Secretary